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                                                                    Exhibit 11.1



                              CN BIOSCIENCES, INC.

                        COMPUTATION OF EARNINGS PER SHARE
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                    THREE MONTHS ENDED     SIX MONTHS ENDED
                                                          JUNE 30               JUNE 30
                                                    ------------------     ----------------
                                                      1998       1997       1998       1997
                                                     -----      -----      -----      -----
Net income                                           1,391      1,062      2,538      1,872

Average common shares outstanding                    5,671      5,426      5,662      5,294

Net effect of dilutive common share equivalents
based on the treasury stock method                     215        300        212        332

Adjustments to reflect requirements of the
Securities and Exchange Commission (Effect
of SAB 83)                                              --         --         --         --
                                                     -----      -----      -----      -----

Adjusted shares outstanding                          5,886      5,726      5,874      5,626
                                                     -----      -----      -----      -----

Historical net income per share reflecting
requirements of the SEC                              $0.24      $0.19      $0.43      $0.33
                                                     -----      -----      -----      -----
Effect of assumed conversion of preferred
shares from date of issuance                            --         --         --         --
                                                     -----      -----      -----      -----
Adjusted shares outstanding                          5,886      5,726      5,874      5,626
                                                     -----      -----      -----      -----
Pro Forma net income per share                       $0.24      $0.19      $0.43      $0.33
                                                     =====      =====      =====      =====